Exhibit (a)(5)

ARTICLES OF AMENDMENT

           DREYFUS INVESTMENT GRADE FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST:           The charter of the Corporation is hereby amended by redesignating Dreyfus Intermediate Term Income Fund as Dreyfus Premier Intermediate Term Income Fund and by redesignating the issued and unissued Investor shares and Institutional shares of Common Stock of Dreyfus Intermediate Term Income Fund as Class A Common Stock and Class I Common Stock, respectively, of Dreyfus Premier Intermediate Term Income Fund.

           SECOND:       The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

           IN WITNESS WHEREOF, Dreyfus Investment Grade Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS INVESTMENT GRADE FUNDS, INC. By:______________________________________ Jeff Prusnofsky Vice President

WITNESS: ________________________________ Robert R. Mullery Assistant Secretary

ARTICLES SUPPLEMENTARY

           DREYFUS INVESTMENT GRADE FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST:           The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two hundred million (200,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of two hundred thousand dollars ($200,000), of which one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock of Dreyfus Premier Intermediate Term Income Fund and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock of Dreyfus Premier Intermediate Term Income Fund. Dreyfus Premier Intermediate Term Income Fund is referred to as the "Fund" and, together with the other investment portfolios of the Corporation, as the "Funds."

           SECOND:       The shares of Class B Common Stock and Class C Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

           (1)           As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class B and Class C Common Stock of the Fund shall be determined separately from each other and Class A and Class I Common Stock of the Fund and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

           (2)           The assets attributable to the Class B and Class C Common Stock of the Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to Class A and Class I Common Stock of the Fund and to any other class of shares of the Fund hereinafter established.

           (3)           The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority ("FINRA").

           (4)           At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

           (5)           The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

           (6)           Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

           THIRD:           Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue four billion, seven hundred million (4,700,000,000) shares, all of which were shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four million, seven hundred thousand dollars ($4,700,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Premier Intermediate Term Income Fund/Class A shares	500,000,000
Dreyfus Premier Intermediate Term Income Fund/Class I shares	500,000,000
Dreyfus Premier Short Term Income Fund/Class A shares	100,000,000
Dreyfus Premier Short Term Income Fund/Class B shares	100,000,000
Dreyfus Premier Short Term Income Fund/Class D shares	500,000,000
Dreyfus Premier Short Term Income Fund/Class P shares	100,000,000
Dreyfus Premier Yield Advantage Fund/Class A shares	100,000,000
Dreyfus Premier Yield Advantage Fund/Class B shares	50,000,000
Dreyfus Premier Yield Advantage Fund/Class D shares	500,000,000
Dreyfus Premier Yield Advantage Fund/Class P shares	200,000,000
Dreyfus Premier Yield Advantage Fund/Class S shares	50,000,000
Dreyfus Institutional Yield Advantage Fund/Investor shares	500,000,000
Dreyfus Institutional Yield Advantage Fund/Institutional shares	500,000,000
Dreyfus Inflation Adjusted Securities Fund/Investor shares	500,000,000
Dreyfus Inflation Adjusted Securities Fund/Institutional shares	500,000,000
Total	4,700,000,000

           FOURTH:           As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is four billion, nine hundred million (4,900,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four million, nine hundred thousand dollars ($4,900,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Premier Intermediate Term Income Fund/Class A shares	500,000,000
Dreyfus Premier Intermediate Term Income Fund/Class I shares	500,000,000
Dreyfus Premier Intermediate Term Income Fund/Class B shares	100,000,000
Dreyfus Premier Intermediate Term Income Fund/Class C shares	100,000,000
Dreyfus Premier Short Term Income Fund/Class A shares	100,000,000
Dreyfus Premier Short Term Income Fund/Class B shares	100,000,000
Dreyfus Premier Short Term Income Fund/Class D shares	500,000,000
Dreyfus Premier Short Term Income Fund/Class P shares	100,000,000
Dreyfus Premier Yield Advantage Fund/Class A shares	100,000,000
Dreyfus Premier Yield Advantage Fund/Class B shares	50,000,000
Dreyfus Premier Yield Advantage Fund/Class D shares	500,000,000
Dreyfus Premier Yield Advantage Fund/Class P shares	200,000,000
Dreyfus Premier Yield Advantage Fund/Class S shares	50,000,000
Dreyfus Institutional Yield Advantage Fund/Investor shares	500,000,000
Dreyfus Institutional Yield Advantage Fund/Institutional shares	500,000,000
Dreyfus Inflation Adjusted Securities Fund/Investor shares	500,000,000
Dreyfus Inflation Adjusted Securities Fund/Institutional shares	500,000,000
Total	4,900,000,000

           FIFTH:           The Board of Directors of the Corporation has increased the total number of shares that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased number of shares of the Corporation as set forth above pursuant to authority provided in the Corporation's Charter. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

           IN WITNESS WHEREOF, Dreyfus Investment Grade Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President on ________ who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS INVESTMENT GRADE FUNDS, INC. By:______________________________________ Jeff Prusnofsky Vice President

WITNESS: ________________________________ Robert R. Mullery Assistant Secretary